Exhibit 10.14

AGREEMENT AND PLAN OF MERGER

by and among

TORNIER US HOLDINGS, INC.,

AXYA ACQUISITION II, INC.

and

AXYA HOLDINGS, INC.

Dated as of February 27, 2007

This AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2007 (this “Agreement”), is among Tornier US Holdings, Inc., a Delaware corporation (the “Parent”), Axya Acquisition II, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Axya Holdings, Inc., a Delaware corporation (the “Company”).  Certain terms used in this Agreement are used as defined in Section 6.10.

RECITALS:

WHEREAS, the respective Boards of Directors of the Company and Merger Sub have adopted, approved and declared advisable, and the Board of Directors of Parent, the sole shareholder of the Company and Parent as the sole shareholder of Merger Sub, have approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.1             The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, the Company shall be merged with and into the Merger Sub, and the separate corporate existence of the Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2             Closing.  The closing of the Merger (the “Closing”) shall be deemed to take place at 10:00 a.m. (New York, New York Time) on a date hereof (the “Closing Date”). The Closing will be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, unless another place is agreed to in writing by the parties hereto.

Section 1.3             Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file a certificate of merger with the Secretary of State of the State of Delaware (the form of which is attached hereto as Exhibit A), executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4             Effects of the Merger.  The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5             Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)   The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall amended to be in the form attached as Exhibit A to the Certificate of Merger and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

(b)   The bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 1.6             Directors of the Surviving Corporation.  Parent and the Company shall take all necessary actions to cause (a) all of the directors of the Company to resign as of the Effective Date and (b) the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7             Officers of the Surviving Corporation.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 2.1             Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) or any shares of capital stock of Merger Sub:

(a)   Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)   Cancellation of Treasury Stock and Parent-Owned Stock.  Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)   Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than Dissenting Shares, and shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive the Per Share Common Stock Merger Consideration, without interest.  As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Common Stock Merger Consideration to be paid in consideration therefor without interest.

(d)   Transfer Books; No Further Ownership Rights in Company Stock.  All consideration paid upon the surrender of the shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of

Company Common Stock.  At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

(e)   No Liability. Notwithstanding any provision of this Agreement to the contrary, neither Parent nor the Surviving Corporation shall be liable to any Person for any amount properly paid or delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)    Dissenting Shares. Notwithstanding anything in Section 2.1 to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a Person who has not voted in favor of the Merger or consented thereto in writing and who has properly complied with all of the relevant provisions of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Common Stock Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with the DGCL.  If, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Common Stock Merger Consideration.  Notwithstanding anything to the contrary contained in this Section 2.1, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder’s Dissenting Shares pursuant to Section 262 of the DGCL will cease.  The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable law.

Section 2.2             Company Options.  At the Closing, each holder of a Company Option (an “Optionholder”) shall be entitled to receive, in accordance with the terms and conditions of this Agreement, in exchange for the cancellation of each Company Option held by such Optionholder (whether or not then exercisable) an amount (without interest and net of applicable taxes required to be withheld pursuant to any applicable laws) (the “Option Consideration”) equal to the excess, if any, of (i) the difference obtained by subtracting the exercise price per each share of Company Common Stock subject to such Company Option from (ii) the Per Share Common Stock Merger Consideration.  In the event that the exercise price of any Company Option is equal to or greater than the Per Share Common Stock Merger Consideration for such Company Option, such Company Option shall be cancelled and have no further force or effect, in which case the Option Consideration with respect to such Company Option shall be deemed to equal zero.  Prior to the Effective Time, the Company shall take such action as shall be required:

(i)            to effectuate the cancellation, as of the Closing, of the Company Stock Plan and of all Company Options outstanding immediately prior to the Closing (without regard to the exercise price of such Company Options); and

(ii)           to cause each outstanding Company Option to represent as of the Closing solely the right to receive, in accordance with this Section 2.2, a lump sum cash payment in the amount of the Option Consideration, if any, with respect to such Company Option and to no longer represent the right to purchase shares of Company Common Stock or any other equity security of the Company or any other Person or any other consideration.

Section 2.3             Withholding Taxes.  Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law.  To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as set forth in the Disclosure Schedule delivered to Parent in the date hereof (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply) (the “Disclosure Schedule”):

Section 3.1             Organization, Qualification and Corporate Power.

(a)   The Company is a corporation duly incorporated, validly existing and in good corporate standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good corporate standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification except where the failure to be so qualified or licensed would not have a material adverse effect on the Company.

(b)   Except for Axya Medical, Inc., the Company has no subsidiaries, and the Company does not:  (i) own of record or beneficially, directly or indirectly:  (1) any shares of capital stock or securities convertible into capital stock of any other corporation; or (2) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise; or (ii) control, directly or indirectly, any other entity.

Section 3.2             Authorization of Agreements, No Conflicts Etc.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and by the shareholders of the Company and do not:  (i) violate any provision of any law, any order of any court or other agency of government, the Certificate of Incorporation of the Company (the “Charter”), or the By-laws of the Company, as amended (the “By-laws”), or any provision of any indenture, mortgage, agreement, note or other evidence of indebtedness, or other instrument, arrangement, or understanding to which the Company or any of its properties or assets is bound (collectively, the “Key Agreements and Instruments”); (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such Key Agreements and Instruments; (iii) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; (iv) give any third party the right to modify, terminate or accelerate any provision of any Key Agreements and Instruments; or (v) require any permit, authorization, consent, approval, exemption or other action by, or notice or declaration to, or filing with, any court or administrative or governmental body or agency, pursuant to the Charter or By-laws of the Company or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

Section 3.3             Validity.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 3.4             Governmental Approvals.  Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

Section 3.5             Authorized Capital Stock.  The authorized capital stock of the Company consists of:  (a) 50,000,000 shares of Company Common Stock and 20,000,000 shares of Preferred Stock, par value $0.001 per share.  On the date hereof the stockholders of record and holders of subscriptions, warrants, options, including Company Options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of stock and the number of such subscriptions, warrants, options, including Company Options, convertible securities, and other such rights held by each, are as set forth on Section 3.5 of the Disclosure Schedule.  Except as set forth on Section 3.5 of the Disclosure Schedule:  (i) no person owns of record or is known to the Company to own beneficially any share of capital stock of the Company; (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding; and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or any asset.  Except as set forth on Section 3.5 of the Disclosure Schedule, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company:

Section 4.1             Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

Section 4.2             Authority; Noncontravention.

(a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, have been duly authorized and approved by their respective Boards of Directors and Parent as the sole shareholder of Merger Sub and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

(b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub or (ii)  violate any law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective subsidiaries under, any of the terms, conditions or provisions of any contract or other agreement to which Parent, Merger Sub or any of their respective subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

Section 4.3             Governmental Approvals.  Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4             Ownership and Operations of Merger Sub.  Parent owns beneficially and indirectly of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

ARTICLE V.

COVENANTS AND AGREEMENTS

Section 5.1             Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions necessary, proper and advisable under applicable laws to consummate the transactions contemplated by this Agreement.

Section 5.2             Indemnification and Insurance.

(a)   From and after the Effective Time, the Surviving Corporation shall indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent permitted by (A) the Charter and Bylaws as in effect on the date of this Agreement and (B) applicable law; provided, however, that the Surviving Corporation shall not be required to indemnify any Indemnitee for such Indemnitee’s criminal conduct or fraud.

(b)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall succeed to the obligations set forth in this Section 5.2.

ARTICLE VI.

MISCELLANEOUS

Section 6.1             Survival of Representations and Warranties.  The representations, warranties and agreements in this Agreement shall survive the Closing.

Section 6.2             Assignment.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.3             Counterparts; Facsimile; Electronic Transmission.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 6.4             Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Disclosure Schedule (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.2, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.5             Governing Law; Waiver of Jury Trial.

(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State, except to the extent the DGCL is applicable hereto.

(b)   Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated by this Agreement.

Section 6.6             Consent to Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be heard and determined in the Delaware Court of Chancery or, if subject matter jurisdiction in the such court is not available, in the United States District Court for the District of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this paragraph shall not constitute general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 6.7             Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company:

Axya Holdings, Inc.

100 Cummings Center, Suite 444C

Beverly, MA 01915

Attention:  Paul V. Fenton

Facsimile:  (978) 232-9998

with a copy to:

Choate, Hall & Stewart LLP

Two International Place

100-150 Oliver Street

Boston, MA 02110

Attention:  Lawrence H. Gennari

Facsimile:  (617) 248-4000

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

Attention: Sean D. Carney

Facsimile:  (212) 716-5040

If to Parent or Merger Sub:

Tornier US Holdings, Inc.

7716 Golden Triangle Drive

Eden Prairie, MN 55344

Attn: Douglas Kohrs

Facsimile: (952) 995-7446

with a copy to:

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

Attention: Sean D. Carney

Facsimile:  (212) 716-5040

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Steven J. Gartner, Esq.

Facsimile:  (212) 728-9222

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.8             Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 6.9             Remedies.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity.  The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 6.10           Definitions.

(a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

 “Business day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Stock Merger Consideration” means an amount equal to $27,000,000 plus the aggregate of the exercise prices of in-the-money Company Options issued and outstanding immediately prior to the Closing, assuming the acceleration of all otherwise unvested Company Options at such time.

“Company Options” shall mean any Option issued under a Company Stock Plan.

“Company Stock Plan” shall mean the Axya Holdings, Inc. Stock Incentive Plan.

“Fully Diluted Shares” shall mean the total number of shares of Company Common Stock outstanding immediately prior to the Closing on a fully diluted basis (excluding any out-of-the-money Company Options).

“Options” shall mean options, warrants and other rights to acquire shares of Company Common Stock.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Per Share Common Stock Merger Consideration” means an amount in cash equal to the quotient obtained by dividing the Common Stock Merger Consideration by the Fully Diluted Shares.

Section 6.11           Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.  Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a proceeding, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.11.

Section 6.12           Interpretation.

(a)   When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TORNIER US HOLDINGS, INC.

By:	/s/ Douglas W. Kohrs
	Name:	Douglas W. Kohrs
	Title:	President and CEO

AXYA ACQUISITION II, INC.

By:	/s/ Douglas W. Kohrs
	Name:	Douglas W. Kohrs
	Title:	President and CEO

AXYA HOLDINGS, INC.

By:	/s/Paul V. Fenton, Jr.
	Name:	Paul V. Fenton, Jr.
	Title:	President/CEO